Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-35697 and Form S-8 No. 333-97373 pertaining to the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan of our report dated May 10, 2007, with respect to the financial statements of Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2006 and 2005.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 27, 2007